Exhibit 99.1

Investor Contact:	Media Contact:
Joanne Keates	Catherine Meek
Vice President, Investor Relations	Corporate Communications
(714) 444-8551	(714) 445-5647
joanne.keates@mscsoftware.com	catherine.meek@mscsoftware.com

MSC.Software Announces Certain Second Quarter Financial Information

SANTA ANA, Calif. – July 27, 2005 - MSC.Software Corp. (OTC:  MNSC), today announced certain financial information for the second quarter ended June 30, 2005. As previously disclosed, MSC.Software will restate its financial statements for the periods subsequent to December 31, 2000. Since the Company is unable to quantify the exact impact of the restatement on its financial results at this time, the Company can only give limited information regarding its second quarter.

Cash, cash equivalents and investments at June 30, 2005 stood at $109.6 million compared to $89.5 million at March 31, 2005. Gross accounts receivable were $65.6 million at June 30, 2005.  Days sales outstanding (DSOs), before adjusting for the impact of the restatement, were 81 days at June 30, 2005. This compares to 102 days at March 31, 2005.

For the second quarter, and before adjusting for the impact of the restatement, total operating expenses were $51.6 million compared to $41.9 million in the second quarter of last year. Net research and development expense totaled $8.0 million compared to $6.0 million in the second quarter last year.  In the second quarter, capitalized software was $3.5 million compared to $4.3 million in the second quarter last year.  Sales, general and administrative expense (SG&A) totaled $42.1 million compared to $34.4 million in the second quarter last year. In the second quarter, SG&A included $8.6 million of expenses related to the special investigation, severance, stock compensation charges, office closures, audit fees and related expenses, compared to $2.9 million related to the special investigation in the second quarter last year. SG&A adjusted to exclude these expenses totaled $33.5 million in the second quarter this year compared to $31.5 million in the second quarter last year. Amortization of intangibles totaled $1.5 million in the current quarter and $1.5 million in the second quarter last year. Additionally, in the second quarter, interest and other expenses were $0.9 million compared to $1.1 million in the second quarter last year.

In the second quarter, in the Americas, major software and services transactions were signed with Chrysler, NASA, D3 Technologies in North America and IMPSA in South America. In Europe, during the second quarter, major software and services transactions were completed with Airbus, Michelin, Man Technologies, Volvo and Renault. In Asia-Pacific, major transactions were recorded with Nissan, Kanto Auto Works in Japan; with Daewoo Shipbuilding & Marine Engineering and Samsung in Korea; FAW - Volkswagen and TTI in the PRC; GE India Technology Center; and Petronas in Malaysia.

The company continues to work in conjunction with its independent registered accounting firm to complete the financial restatements for the periods subsequent to December 31, 2000.  The company is committed to thoroughly and accurately completing the restatement as quickly as possible.  While no assurances can be provided at this time, it is currently anticipated by management that the restatement will be completed in the fourth quarter of 2005.

“We had a strong second quarter that was driven by a number of competitive wins at key global accounts,” commented William Weyand, CEO and Chairman, MSC Software. “Our new MSC.MasterKey agreement with Airbus, as well as two important orders in the AP region from major automotive OEM customers, exemplify our strategy of providing enterprise wide Virtual Product Development (VPD) solutions.

“The overall business climate continues to be positive, with customers from all industries across all world regions investing in VPD and simulation process improvement,” added Mr. Weyand. “Focused initiatives in the electronics and biomedical industries are providing new growth opportunities alongside our traditional business with aerospace and automotive customers. In addition, consulting services continued to play a very important role in building confidence in VPD among our new customers.

“During the quarter, we completed the expansion of the board of directors and I am very pleased to have added three seasoned technology industry executives that will be great complementary assets to the board,” continued Mr. Weyand.  “I am also pleased to welcome three new members to the management team, John Howaniec, Frank Kovacs and Doug Campbell, who bring valuable enterprise software sales and business expertise to an already excellent team. In addition, Rick Murphy, a senior sales executive, will help accelerate our transition from a technology company to a customer and market driven company as our new VP of corporate marketing.  I look forward to working with this exceptional team as we succeed as an enterprise software company.

 “The management team and I are making progress on improving G & A as well as integrating and consolidating our product lines in an effort to accelerate the delivery of VPD solutions to market faster. The company’s performance was solid in the quarter and we are looking forward to a strong second half of 2005,” concluded Mr. Weyand.

Conference Call

A conference call to discuss second quarter results will be held today at 8:30 am Pacific Time. This conference call is being Webcast and can be accessed at the following URL: http://www.mscsoftware.com/ir/, or by dialing in to (800) 374-0151 in the U.S. or to (706) 679-5233 for International callers. To participate in the live conference call, use the following conference ID code: 7608062.

An archived version of the conference call will be available at http://www.mscsoftware.com/ir/.  The teleconference replay will be available for 48 hours after the call at: (800) 642-1687 U.S. or (706) 645-9291 Intl. using the conference ID code: 7608062.

About MSC.Software Corporation

MSC.Software (OTC: MNSC) is the leading global provider of virtual product development (VPD) solutions including simulation software and services that help companies make money, save time and reduce costs associated with designing and testing manufactured products.  MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services.  MSC.Software employs more than 1400 people in 23 countries.  For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Other factors which could cause such results to differ materially from those described in the forward-looking statements include delays in developing, completing, or shipping new or enhanced products, the ability to assimilate acquisitions into MSC’s operations, foreign currency translations, and other risks and uncertainties that are detailed in the Company’s annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission.

Furthermore, information provided herein, which is not historical in nature, including any information related to the anticipated completion of the restatement, are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.